                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                        INHALE 201 INDUSTRIAL ROAD, L.P.

                        Dated as of: September ___, 2000

         This AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") of INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership ("Partnership"), is made and entered into dated _____________, 2000, by and among SCIMED PROP III, Inc., a California corporation, as general partner (the "General Partner"), 201 INDUSTRIAL PARTNERSHIP, a California general partnership, as limited partner (the "201 Limited Partner"), and INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation, as limited partner (the "ITS Limited Partner"). The General Partner, the 201 Limited Partner and the ITS Limited Partner are hereinafter sometimes referred collectively as the "Partners" and individually as a "Partner".

         A. The ITS Limited Partner owns certain real property situated at 201 Industrial Road, San Carlos, California 94070, legally described on Exhibit A attached hereto (the "Property").

         B. The Partners desire to enter into this Agreement to form the Partnership to acquire the Property from the ITS Limited Partner pursuant to a Contribution Agreement dated September ___, 2000 (the "Contribution Agreement").

         C. The Partnership, as "Landlord," and the ITS Limited Partner, as "Tenant," intend to enter into a Lease Agreement (the "Lease"). Pursuant to the Lease and the plans, specifications, and other documents required by the Lease or otherwise incorporated into the Lease (collectively with the Lease, the "Lease Documents"), the Partnership will improve the Property with: (i) two connected four-story buildings containing an aggregate of approximately 171,965 square feet of rentable area, of which the two lower stories will consist of parking for the foregoing buildings as well as for adjacent property currently leased and occupied by Contributor located at 150 Industrial Road; (ii) site improvements; and (iii) certain other improvements, all as set forth in the Lease Documents (collectively, the "Project").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.        FORMATION, PARTNERS AND NAME.

         (a) The Partners hereby form a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act as in effect in the State of California (the "Act"), for the limited purpose set forth in Section 2 hereof. The Partners shall consist of SCIMED PROP III, Inc., a California corporation, as General Partner, 201 INDUSTRIAL PARTNERSHIP, a California general partnership, as Limited Partner, and Inhale Therapeutic Systems, Inc. as Limited Partner. The business and affairs of the Partnership shall be conducted under the name INHALE 201 Industrial Road, L.P., or such other name as the Partners shall hereafter adopt by written agreement.

         (b) Upon or prior to the execution of the Agreement, the General Partner shall execute and file a Certificate of Limited Partnership and other such applications, certificates and documents as are required for the formation and continuation of a limited partnership to engage in the activities contemplated by Section 2 hereof under the name set forth in Section 1(a), and the General Partner shall further obtain such business licenses, certificates of qualification and other evidences of authority as may be necessary or appropriate to the achievement of the purpose set forth in Section 2.

Section 2.        PARTNERSHIP PURPOSES.

         The purpose of the Partnership is to acquire (pursuant to the Contribution Agreement), hold, construct, mortgage, operate, sell, lease (pursuant to the Lease and the Lease Documents) and/or convey the Property and any other activities as may be incidental thereto.

         The Partnership shall engage in no other business without the consent of the Partners.

Section 3.        TERM OF PARTNERSHIP.

         The term of the Partnership shall continue until dissolved pursuant to the terms of Section 15 hereof.

Section 4.        PRINCIPAL PLACE OF BUSINESS; REGISTERED OFFICE.

         The principal place of business and the registered office of the Partnership are at the offices of the General Partner, at 11440 W. Bernardo Court, Suite 208, San Diego, California 92127 or at such other location as the General Partner shall determine. The General Partner shall promptly notify each Limited Partner of any such change of office.

Section 5.        MANAGEMENT.

         (a) THE GENERAL PARTNER. Subject to the approval rights of the ITS Limited Partner set forth in Section 5(d) below, the Partnership shall be managed by the General Partner. Unless otherwise set forth herein, all decisions relating to the business and affairs of the Partnership shall be made, and all action proposed to be taken by or on behalf of the Partnership shall be taken, by the General Partner. All such decisions or actions made or taken by the General Partner thereunder shall be binding upon the Partnership. Except as otherwise provided herein, all approvals, consents, or ratifications of such action taken by the General Partner required herein may be prospective or retroactive.

         (b) SPECIFIC POWER AND AUTHORITY OF THE GENERAL PARTNER. Subject to the approval rights of the ITS Limited Partner set forth in Section 5(d) below, the power and authority of the General Partner to make all decisions with respect to the business and affairs of the Partnership as it may deem reasonably necessary or appropriate, and on fair market terms and conditions, to enable the Partnership to carry out its purposes shall include, without limitation, the full and complete power and authority as set forth below:

                  (i) to borrow money for and on behalf of the Partnership upon such terms and conditions as the Partners deem necessary or appropriate to consummate any interim or permanent financing with respect to the initial acquisition and construction of improvements on the Property;

                  (ii) to convey, mortgage, pledge, hypothecate, for and on behalf of the Partnership and upon fair market terms and conditions, all or any part of the Property or other assets of the Partnership in connection with any refinancing of the Property;

                  (iii) to execute and to deliver for and on behalf of the Partnership any promissory notes, deeds of trust, mortgages, security agreements, financing statements, leases, assignments of leases, or other instruments required or advisable in connection with any such loans, conveyances, mortgages, pledges, or hypothecations;

                  (iv) to acquire the Property, pursuant to the Contribution Agreement, and such tangible and intangible personal property as may be necessary or desirable to carry on the business of the Partnership and to sell, lease, exchange or otherwise dispose of such property;

                  (v) to lease the Property on fair market terms, and collect all rentals and all other income accruing to the Partnership, and to pay all acquisition and construction or development costs and expenses of operation, whether capital or otherwise; the Partners agree that the Lease is on fair market terms taking into account all of the circumstances relating to the Lease, including this Agreement, the Contribution Agreement, and the Lease Documents, and the Partners further agree that the rent payable by the ITS Limited Partner under the Lease shall not be determinative of what fair market rent would be for any other tenant of the Property;

                  (vi) to prepare, or have prepared, and file all tax returns for the Partnership (but not the tax return or other reports of the individual Partners or of their respective heirs, representatives, executors or assigns, in their individual capacities) and make all tax elections for the Partnership, including any election under Section 709 of the Internal Revenue Code of 1986, as amended (the "Code"), to amortize certain organizational expenditures incurred by the Partnership over a period of not less than 60 months, and an election under Code Section 754, provided, however, that the Partner or Partners requesting that the Partnership make such election under Code Section 754 shall reimburse the Partnership for any additional costs incurred by the Partnership in making the election for and on behalf of the Partnership;

                  (vii) to institute, prosecute, defend and settle, any legal, arbitration or administrative actions or proceedings on behalf or against the Partnership;

                  (viii) to maintain and operate the assets of the Partnership or any part or parts thereof in a prudent manner including, but not limited to, carrying customary insurance coverages in commercially reasonable amounts;

                  (ix) to employ, terminate the employment of, supervise and compensate such person, firms or corporations for and in connection with the business of the Partnership and the acquisition, development, improvement, operation, maintenance, management, leasing, financing, refinancing, sale, exchange or other disposition of any assets of the Partnership or any interest in any of such assets as the General Partner, in its sole discretion, may deem necessary or desirable (provided that any such arrangements shall be reasonable and in the best interests of the Partnership and shall be entered into and completed on arms' length terms);

                  (x) to pay any debts and other obligations of the Partnership, including amounts due under permanent financing of improvements and other loans to the Partnership and cost of operation and maintenance of the assets of the Partnership;

                  (xi) to pay all taxes, assessments, rents and other impositions applicable to the assets of the Partnership and undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

                  (xii) to deposit or invest all monies received by the General Partner for or on behalf of the Partnership as it shall deem appropriate and to disburse all funds on deposit and liquidate such investment on behalf of the Partnership in such amounts and at such times as the same are required in connection with the ownership, maintenance, operation, improvement, construction and development of the assets of the Partnership;

                  (xiii) after the expiration of the Option Period described in
         Section 20 below, to sell or otherwise transfer all or substantially all of the Property upon such terms and conditions as the General Partner deems necessary or appropriate in its sole discretion;

                  (xiv) to act as the tax matters partner for the Partnership (within the meaning of Code Section 6231); and

                  (xv) to perform other obligations provided elsewhere in the Agreement to be performed by the General Partner.

         (c) EVIDENCE OF AUTHORITY OF GENERAL PARTNER. Except as limited by specific provisions of this Agreement or by applicable law, the signed statement of the General Partner, reciting that it has authority to undertake and act or has the necessary votes or consents of the Partners to take any such act, when delivered to any third party, shall be all the evidence such third party shall need concerning the capacity of the General Partner, and any such third party shall be entitled to rely upon such statement and shall not be required to inquire further as to any of the facts contained in such statement, said facts being deemed to be true insofar as such third party is concerned. Such statement shall not, however, have any effect between the Partners unless the action in question was in fact authorized pursuant to this Agreement.

         (d) LIMITED PARTNER. The Limited Partners shall have no right or authority to act for or to bind the Partnership and shall not participate in the general conduct or control of the Partnership's affairs. Notwithstanding the foregoing, however, the ITS Limited Partner shall have certain consent or approval rights as provided in this Agreement including but not limited to those as provided in this Subsection 5(d). Whenever this Agreement provides for consents or approvals by the ITS Limited Partner, such consents and approvals shall be obtained in writing and, unless a different standard is otherwise specified, such consents and approvals shall not be unreasonably withheld or delayed. In addition to other such consent and approval rights as provided in this Agreement, The ITS Limited Partner shall have the following approval rights under this Section 5(d):

                  (i) The ITS Limited Partner's approval of the following matters shall not be unreasonably withheld or delayed:

                           (a) any material change or amendment to, or
                  termination or cancellation of this Agreement, (other than this Subsection 5(d), or any of the instruments or agreements which grant the Partnership any material rights with respect to the Property or any portion thereof (excluding, however, any management agreement or leases for the Property), or which materially restricts the use thereof, or the approval of or consent to any material matter under any such instruments or agreements;

                           (b) any material expenditure not provided for in the
                  budget agreed to from time to time by the Partners (the "Budget"); and any changes to the Budget;

                           (c) any borrowing that is: (i) secured by the
                  property which together with all other loans secured by the property has an outstanding principal balance at any time of less than or equal to $53,000,000, or (ii) for Property capital improvement purposes less than $500,000; or (iii) to be used to repair or restore the Base Building Work or Common Areas under the Lease, to the extent such borrowing is less than or equal to the ten percent (10%) of the replacement cost amount the Partnership, acting as Landlord, is obligated to provide under the Lease, Section 15, Casualty and Taking, Subsections 15.1(b) (ii) or 15.2((b) (i);

                           (d) the initiation, prosecution, defense, or
                  settlement of any legal, arbitration or administrative action or proceeding on any claim (including claims made by or against tenants but excluding any claims by or against ITS Limited Partner, its successors or assigns) by or against the Partnership; or

                           (e) the engagement of counsel to represent the
                  Partnership provided that it shall not be unreasonable to withhold consent if such counsel does not have substantial experience and expertise in partnership and real estate matters as well as the particular subject matter of the engagement.

                           (f) any environmental matters requiring remediation
exceeding $50,000.

                  (ii) The ITS Limited Partner's approval of the following matters shall be at the sole and absolute discretion of the ITS Limited
         Partner:

                           (a) a sale, exchange or other transfer of the
                  Property or any portion thereof during the Option Period;

                           (b) the admission of any new Partner to the
                  Partnership;

                           (c) any borrowing that is: (i) secured by the
                  Property which together with all other loans secured by the property has an outstanding principal balance at any time of more than $53,000,000, or (ii) not on market terms, or (iii) for Property capital improvement purposes more than $500,000; or (iv) to be used to repair or restore the Base Building Work or Common Areas under the Lease, to the extent such borrowing is in excess of the ten percent(10%) of the replacement cost amount the Partnership, acting as Landlord, is obligated to provide under the Lease, Section 15, Casualty and Taking, Subsections 15.1(b) (ii) or 15.2((b) (i);

                           (d) filing any petition, or consenting to the
                  appointment of a trustee or receiver or any judgment or order, under federal bankruptcy laws;

                           (e) any material change or amendment to this
                  Subsection 5(d).

The consent of ITS Limited Partner shall not be required for: (i) expenditures funded by the Reserve Account (as defined in Section 7.6 of the Lease); (ii) environmental remediation expenditures not exceeding $50,000, or if the remediation is due to the acts or omissions of ITS Limited Partner, its successors, assigns, contractors, employees or invitees; (iii) the initiation of any claims by the Partnership against the ITS Limited Partnership, its successors or assigns, or (iv) the engagement of legal counsel in connection with a dispute among the Partners. In addition and notwithstanding any other provision in this Subsection 5(d), the General Partner shall have the right, without any approval from the ITS Limited Partner, but subject to its fiduciary duties to act in the best interests of all Partners, to cause the Partnership to obtain a takeout loan to refinance the Partnership's construction financing for the Property so long as the new loan has a principal balance of not more than $51,500,000 and provided the General Partner gives the ITS Limited Partner written notice of the principal terms of the loan at least 20 business days prior to the Partnership's incurring any obligation with respect to the loan. The ITS Limited Partner hereby designates Brigid Makes as its authorized representative for purposes of exercising the ITS Limited Partner's approval rights set forth in this Section 5(d). The ITS Limited Partner agrees to provide the General Partner with immediate written notice should it wish to authorize additional or alternative authorized representatives for this purpose.

         (e) SPECIFIED CONSENT. Any consent or approval by a Limited Partner under this Agreement, including approvals from the ITS Limited Partner under
Section 5(d), must be obtained in writing and, unless otherwise specified may be granted or withheld by such Limited Partner in its reasonable discretion. Such consent or approval shall not be unreasonably withheld or delayed.

Section 6.   CAPITAL.

         (a) INITIAL CAPITAL CONTRIBUTIONS. On or prior to the date hereof, each Partner has or will contribute to the capital of the Partnership ("Initial Capital Contribution") the sum set forth opposite each Partner's name below:

                           General Partner - $400,000 cash

                           201 Limited Partner - $500,000 cash

                           ITS Limited Partner - $12,000,000 (in the form of contributing the Property to the Partnership pursuant to the Contribution Agreement)

         (b) PERCENTAGE INTEREST. The percentage interest in the Partnership ("Percentage Interests") shall be as follows:

                  (i) The Percentage Interest of the ITS Limited Partner shall be forty-nine percent (49%).

                  (ii) The Percentage Interest of the 201 Limited Partner shall be fifty percent (50%).

                  (iii) The Percentage Included of the General Partner shall be one percent (1%).

         (c) PREFERRED RETURN. Notwithstanding anything in Section 6(b) to the contrary, ITS Limited Partner shall receive a preferred return in connection with its tenancy under that certain Build-to-Suit Lease at the Property (the "Lease") with the Partnership. In connection with its leasing of the space known as Phase 2A (as defined in the Lease), ITS Limited Partner shall receive a maximum preferred return ("Monthly Maximum Preferred Return") to be adjusted as described below. The Monthly Maximum Preferred Return is calculated by (i) multiplying the total amount of the Tenant Improvement Allowance (as defined in the Lease) allocated to Phase 2A, by (ii) an interest rate of ten and one-half percent (10.5%) per annum, (iii) the product of which is divided by twelve (12). Deducted from the Maximum Preferred Return is an amount equal to the prior month's actual interest expense incurred by the Partnership on the Phase 2A Tenant Improvement Allowance. The resulting difference is the "Actual Preferred Return" which shall be paid by the Partnership to ITS Limited Partner in monthly installments commencing with the first day of the month after the Phase 2A Rent Commencement Date. Payment of the Actual Preferred Return shall be payable only from Operating Cash Flow after the payment of all Partnership debt service and shall not be paid or accrue beyond a twelve (12) month period of payment. In the event ITS

Limited Partner exercises the Phase 2B Expansion Option as provided in
Section 1.2(i) of the Lease, ITS Limited Partner shall receive an Actual Preferred Return based upon the Phase 2B leased space. The ITS Limited Partner shall not be entitled to any Actual Preferred Return by reason of exercising the Phase 2B Expansion Option under Section 1.2(ii) of the Lease. The Actual Preferred Return for the Phase 2B space shall be calculated and paid in the same manner as described above for the Phase 2A space for a period up to twelve (12) months while the construction lender remains in place. If the lender or subsequent permanent lender shall fund the Tenant Improvement Allowance into an interest bearing escrow account, with interest accruing to Landlord, any accrued interest shall be paid pursuant to the escrow account agreement to ITS Limited Partner as the actual Preferred Return for Phase 2B. Attached as Exhibit D is an illustration of the calculation of the Actual Preferred Return for Phase 2A and Phase 2B.

         (d) ADDITIONAL CAPITAL CONTRIBUTIONS. No Partner shall have any obligation to contribute any additional sum to the capital of the Partnership other than its Initial Capital Contribution. If the General Partner determines that additional funds are necessary for Partnership purposes, it shall use its best efforts to borrow such funds on fair market terms on behalf of the Partnership from third parties. If the Partnership is unable to borrow needed funds from third parties, the General Partner shall have the right (but not the obligation) to loan such funds to the Partnership, which sum, together with the interest thereon in at a rate equal to one percent (1%) greater than the General Partner's cost of borrowing (provided said borrowing is made on terms which are reasonable, in the best interests of the Partnership and are on terms no less favorable than those the Partnership would have distributed in an arm's length transaction with a bona fide third party), shall be paid out of available operating Cash Flow from the Partnership before any distributions to the Partners. The Partners agree that ITS' Capital Account shall be increased by any unreimbursed costs related to the construction of the Phase I shell of the Project. Notwithstanding any provisions of this Agreement, the ITS Limited Partner hereby commits to make an unsecured loan to the Partnership in an amount of up to $3,000,000 in the form of the Promissory Note attached hereto as Exhibit G (the "ITS Loan"). The ITS Loan will require interest payments at ten and one-half percent (annual percentage rate 10.5%) (the "Interest Payments"). The Partnership shall commence monthly Interest Payments to the ITS Limited Partner at such time as there is sufficient Operating Cash Flow as defined in
Section 8 to permit such Interest Payments. The Partnership shall pay the ITS Limited Partner the principal of the ITS Loan at such time as the Construction Financing, as defined in that certain Contribution Agreement By and Between the ITS Partner and the Partnership, dated as of the date of this Agreement ("Construction Financing"), is refinanced. The ITS Loan shall not be considered to be a capital contribution to the Partnership.

         (e) NO INTEREST, ETC. No Partner shall be entitled to (i) receive interest or other compensation on or with respect to its capital contributions or withdraw any part of its capital contributions or receive any distribution, except as provided in Sections 8 and 16 hereof, or (ii) demand or receive any property from the Partnership other than cash.

         (f) ESTABLISHMENT OF CAPITAL ACCOUNTS. A Capital Account shall be established and maintained for each Partner as provided in Section 2 of Exhibit B, attached hereto and incorporated herein by reference.

Section 7.   ALLOCATION OF PROFITS AND LOSSES.

         (a) ALLOCATION. Profits and losses shall be allocated as provided in
Section 3 of Exhibit B, attached hereto and incorporated herein by reference.

         (b) DEFICIT IN CAPITAL ACCOUNT. No Partner shall be required to restore any deficit balance in its Capital Account to the Partnership except as required by Section 16 of this Agreement.

Section 8.   DISTRIBUTIONS.

         (a) DEFINITIONS. For purposes of this Section 8 and the Agreement, the following terms shall have the respective meanings set forth below:

         OPERATING CASH FLOW: Shall mean as to any fiscal year or portion thereof, Operating Revenues less Partnership Expenses and a reserve (to the extent funded during such fiscal year or portion thereof) in the amount of the Budget, the amount of which is determined by the Partners for working capital, payment of future known or reasonably foreseeable expenditures, obligations, or liabilities of the Partnership, and repairs, replacements, and improvements to any Partnership assets after taking into account reserves established under the Lease or in any other lease of the Property.

         OPERATING REVENUES: Shall mean as to any fiscal year or portion thereof, the total cash receipts of the Partnership, plus any amounts released from previously established reserves, less Capital Transaction Proceeds, Capital Contributions, any property unpaid advance rentals in connection with the leasing of any Partnership assets (which shall be Operating Revenues when applied), and any unforfeited security deposits of tenants of any Partnership assets.

         PARTNERSHIP EXPENSES: Shall mean as to any fiscal year or portion thereof, all expenditures, expenses and charges related to the management and operation of the Partnership and the conduct of its business and affairs and the ownership, leasing, operation, improvement, construction, development, maintenance and upkeep of any of its assets.

         EXTRAORDINARY CASH FLOW: Shall mean as to any fiscal year or portion thereof, Capital Transaction Proceeds less any expenses, costs, or liabilities incurred by the Partnership in obtaining any such Capital Transaction Proceeds or in effecting any such Capital Transaction, and an amount set aside or committed by the Partnership for repair, improvement and replacement to or of any Partnership assets.

         CAPITAL TRANSACTION PROCEEDS: Shall mean (except for the proceeds of any Construction Financing necessary or used for the construction of the Project and any permanent financing of the Property necessary or used for the payoff of any outstanding financing and any other Partnership debt), the cash proceeds (including any as a result of the sale, exchange, condemnation or similar eminent domain taking or disposition in lieu thereof, destruction by casualty, financing, refinancing, or other disposition) of any Partnership assets.

         UNREPAID CAPITAL CONTRIBUTIONS: Shall mean an amount equal to that portion of the General Partner's or Limited Partner's total Capital Contributions that has not been repaid through a distribution pursuant to Section 8(c)(i).

         CAPITAL ACCOUNT: Shall mean as defined in Section 2 of Exhibit B of this Agreement.

         (b) DISTRIBUTIONS OF OPERATING CASH FLOW: As soon as practicable but in any event within thirty (30) days after the end of each calendar quarter and except as provided in Section 16 of this Agreement, the General Partner shall distribute Operating Cash Flow in the following order of priority:

                  (i) the Actual Preferred Return to ITS Limited Partner, if any;

                  (ii) to the Partners in proportion to their respective Percentage Interests.

         (c) DISTRIBUTIONS OF EXTRAORDINARY CASH FLOW. As soon as practicable but in any event within thirty (30) days after receipt by the Partnership of Capital Transaction Proceeds, but subject to Section 16, the General Partner shall distribute Extraordinary Cash Flow in the following order of priority:

                  (i) to the Partners until their respective Unrepaid Capital Contributions shall have been paid pro rata in proportion to such Unrepaid Capital Contributions; and,

                  (ii) thereafter, to the Partners in proportion to their respective Percentage Interests.

Section 9.         ADMISSION OF ADDITIONAL LIMITED PARTNERS.

         The General Partner shall not have the right to admit any person to the Partnership as a partner (general or limited) without the consent of ITS Limited Partner. Such consent shall be within the ITS Limited Partner's sole and absolute discretion.

Section 10.       ACTIONS AND COMPENSATION OF PARTNERS.

         (a) Except as set forth in this Section 10, no Partner shall receive or be entitled to any compensation or reimbursement for its services to or expenses incurred in connection with the Partnership.

         (b) To compensate the General Partner for its services in connection with the development, leasing and management of the Property and the Partnership, the Partnership shall pay the General Partner a monthly management fee in the amount of $1,000.00 to be increased annually by three percent (3%) on the anniversary of the date of this Agreement.

         (c) Nothing in this Agreement shall be deemed to restrict in any way the freedom of any Partner or any person, firm or corporation affiliated with any Partner to conduct or engage in any business or activity whatsoever, for its own account and without regard to the business of the Partnership, including, without limitation, acquiring, developing, promoting, leasing, selling, or exploiting real property and functioning as a real estate broker, agent or consultant, regardless of the location of the real estate involved in such business or activity; and neither the Partnership nor any Partner shall have any rights in or to, or any right to an accounting for, any income or profit derived by any other Partner or its affiliate(s) from such business activity. In this regard, the Partners specifically acknowledge that the General Partner, 201 Limited Partner and certain affiliates of the General Partner presently engage in businesses that are or maybe directly competitive with the business of the Partnership.

Section 11.        TRANSACTIONS WITH AFFILIATES.

         (a) The General Partner is authorized to enter into agreements on behalf of the Partnership with other persons or entities affiliated with the General Partner, or the Limited Partners, provided that any such agreement is made on terms which are reasonable and in the best interests of the Partnership and the terms of such agreement are no less favorable than those which the Partnership would have obtained in an arm's length transaction with a bona fide third party.

         (b) Subject to the other provisions hereof, the fact that a Partner is directly or indirectly interested in, affiliated or connected with any persons, firm or corporation shall not prevent the Partnership from employing or retaining any such person, firm or corporation to render or perform a service or from purchasing merchandise or property from any such person, firm or corporation, and neither the Partnership nor any Partner, as such, shall have any rights in or to any income or profit derived by any such person, firm or corporation as a result of such employment, retainer or purchase.

Section 12.        BOOKS, RECORDS AND FINANCIAL REPORTS.

         (a) The Partnership shall maintain or cause to be maintained at its principal place of business full and accurate books of the Partnership showing all receipts, expenditures, assets, liabilities, profits and losses, and shall maintain all other records necessary for recording the

Partnership's business and affairs. The books of the Partnership shall be kept on the method of accounting used for federal income tax purposes. Such books and records shall be open to the inspection of each Partner or the duly authorized representatives of such Partner upon reasonable notice at reasonable times during normal business hours.

         (b) The General Partner shall make all elections required or permitted to be made by the Partnership under the Internal Revenue Code pertaining to the method of depreciation and deductibility of costs and expenses for the purposes of determining the Partnership's distributable income and losses as well as for federal income tax reporting purposes.

         (c) The fiscal year of the Partnership shall be the calendar year.

         (d) Within sixty (60) days following the last day of each of the first three fiscal quarters, the General Partner, at the expense of the Partnership, shall cause to be prepared and furnished to the Partners financial statements of the Partnership, including a balance sheet and related statements of income and cash flows, prepared on the method of accounting used for federal income tax purposes.

         (e) The General Partner, at the expense of the Partnership, within sixty (60) days following the last day of each fiscal year, shall furnish to the Partners financial statements, including a balance sheet and related statements of income, and cash flows, certified by an officer of General Partner stating that said financial statements are prepared in accordance with generally accepted accounting principles and that said financial statements fairly present the Partnership's assets, liabilities and financial condition and the results of its operations as of the date thereof and for the period covered thereby. Limited Partners shall have the right to conduct, at their own expense, an annual audit of General Partner's records.

         (f) There shall be delivered to each Partner as soon as practicable and in any event within ninety (90) days after the close of each fiscal year, a copy of the Federal Partnership Return of Income (Form 1065) or other tax return filed by the Partnership.

         The Partnership shall also furnish to each Partner such other reports of the Partnership operations and conditions as may reasonably be requested by a Partner.

Section 13.       RESTRICTIONS ON TRANSFER OF GENERAL PARTNER'S INTEREST.

         (a) IN GENERAL. The General Partner may not sell, assign or encumber all or any portion of its interest in the Partnership or withdraw as General Partner or voluntarily dissolve or liquidate the Partnership, without the prior written consent of the Limited Partners, which may be granted or withheld in their sole and absolute discretion during the Option Period and which thereafter shall not be unreasonably withheld. In no event shall General Partner, without the prior consent of the Limited Partners, to be given in their sole discretion, be allowed to dilute the Limited Partners' Percentage Interest in the Partnership (as to equity or cash flow) by way of a transfer of General Partner's interest in the Partnership. Notwithstanding the foregoing, the General Partner shall have the right to encumber its interest and the interests of the Limited Partners in the Partnership in connection with the initial construction financing at the Property.

         (b) ALLOCATIONS WITH RESPECT TO TRANSFERRED INTERESTS. Upon transfer of all or any portion of the General Partner's interest in accordance with this
Section 13 during a Partnership taxable year and the admission of a new general partner or general partners, the items of Partnership income, gain, loss or deduction allocable to the General Partner's interest during the year shall be shared among the persons who were general partners during the year in any manner consistent with the requirements of Code Section 706(d) that the general partner or general partners having the obligation to file the Partnership's federal income tax return for such year under Section 12 shall determine, provided, however, that portion of the gain or loss from the sale or the taxable disposition of a Partnership capital asset that is allocable to the general partner's interest in the Partnership shall be allocated to the person or persons who held that interest on the day such gain or loss was recognized by the Partnership. General Partner shall provide an opinion of counsel, in the form and substance satisfactory to counsel for both Partnership and Limited Partner, that neither the offering nor assignment of the General Partner's interest in the Partnership violates any provision of any federal or state securities or comparable law, and that such transfer will not cause the termination of the Partnership for federal income tax purposes nor limit or reduce Limited Partner's cash flow, extraordinary or otherwise, Unrepaid Capital Contributions, if any, or cash proceeds, if any. The General Partner shall be responsible for all expenses relating to the transfer of any portion of the General Partner's interest in the Partnership.

         (c) The transferee of General Partner's interest shall execute a statement in a form and substance reasonably satisfactory to the Partnership that it is acquiring such interest for its own account for investment, and not with a view to distribution thereof.

         (d) General Partner shall execute such other documents or instruments as the Partnership may reasonably require in order to effectuate such assignment of such interest in the Partnership.

         (e) If the Limited Partners consent to such assignment or transfer, they shall cooperate with the General Partner and execute such reasonable documents and take such other action as may be necessary or appropriate to effectuate the proposed transfer or assignment.

         (f) Any purported assignment or transfer not in compliance with this
Section 13 shall be void unless consented to in writing by the Limited Partners.

         (g) In the event that the General Partner shall propose to assign or transfer its interest in the Partnership to any other person or entity, such General Partner shall notify the Limited Partners, referring to this Section 13, setting forth the price and other material terms and conditions of the proposed assignment or transfer and offering to sell such interest to the Limited Partners for the same, and upon the same terms and conditions as in the proposed assignment or transfer, and requesting the Limited Partners' consent to such assignment or transfer in accordance with this Section 13. The Limited Partners, upon such notification, shall within thirty (30) days of receipt of such notice, (i) agree to purchase the General Partner's interest in the Partnership for the same purchase price and upon other terms and conditions no less favorable than those contained in the notice of proposed assignment or transfer, (ii) grant its approval to such proposed assignment or transfer, or (iii) decline to purchase the General Partner's interest and decline to consent to such proposed assignment or transfer. If the Limited Partners fail to respond within such thirty (30) day period, the Limited Partners will be deemed to have made an election pursuant to clause (ii) above.

Section 14.        DEATH, LEGAL INCOMPETENCY OR BANKRUPTCY OF A LIMITED PARTNER.

         (a) IN GENERAL. The death, legal incompetency or bankruptcy of a Limited Partner shall not dissolve or terminate the Partnership. In the event the deceased, incompetent or bankrupt Limited Partner's interest in the Partnership passes to a successor or successors in interest, such interest shall succeed to the deceased, incompetent or bankrupt Limited Partner's entire interest in the Partnership and shall, subject to the following sentence, become limited partners of the Partnership with the same Percentage Interest in the Partnership, the same rights in and to all distributions made by the Partnership, in liquidation or otherwise, and with the same share of the Partnership's taxable income and losses as the deceased, incompetent or bankrupt Limited Partner had with respect to its interest in the Partnership. In the event a successor or successors in interest of the Limited Partner are admitted to the Partnership as limited partners hereunder, such successor or successors shall execute and deliver to the Partnership all documents that may be necessary or appropriate, in the opinion of counsel for the Partnership, to reflect their admission to the Partnership as limited partners and their agreement to be bound by the terms and conditions of this Agreement, and shall pay all reasonable expenses connected with such substitution.

         (b) ALLOCATIONS WITH RESPECT TO TRANSFERRED INTERESTS. Upon the effective transfer by a Limited Partner of all or any portion of its interest in the Partnership during a Partnership taxable year, the items of Partnership income, gain, loss or deduction allocable to such interest shall be shared among the various holders of such interest during the year as follows: (i) by assigning (in any manner that the General Partner may select that is permissible under Code Section 706(d) an appropriate portion of each such item to each day in the period to which it is attributable and (ii) by allocating the portion assigned to any such day among the holders in proportion to the interest held by each at the close of such day. For purposes of the preceding sentence, gain or loss from the sale or other taxable disposition of a Partnership capital asset shall be assigned to the day on which such gain or loss was recognized by the Partnership.

Section 15.        DISSOLUTION EVENTS.

         The Partnership shall be dissolved in the manner provided in Section 16 hereof upon the happening of any of the following events:

         (a) The agreement of the General and Limited Partners to dissolve the Partnership;

         (b) The disposition by the Partnership of all of its assets and property;

         (c) The entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Partnership to be bankrupt, and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal therefrom;

         (d) The making of any general assignment for the benefit of creditors by the General Partner;

         (e) The filing of a voluntary petition in bankruptcy or a voluntary petition for an arrangement or reorganization under the Federal Bankruptcy Act by the General Partner;

         (f) The appointment of a receiver or trustee for all or substantially all of the General Partner's property or assets if not removed within sixty (60) days;

         (g) The liquidation or dissolution of the General Partner; or

         (h) After December 31, 2050, upon one year's advance written notice by the General Partner or the ITS Partner.

Section 16.        WINDING UP, LIQUIDATION AND DISSOLUTION.

         Upon the dissolution of the Partnership under Section 15 of this Agreement, liquidation and winding up shall be carried out in accordance with the following provisions:

         (a) Upon dissolution of the Partnership the business of the Partnership shall continue, if necessary, for the sole purpose of winding up its affairs; provided that the process of winding up may include completion of such work as the General Partner shall consider appropriate. The rights and obligations of the General Partner with respect to management of the Partnership as set forth in Section 5 shall continue during the period of such winding up, except that if the General Partner shall have become incapacitated from exercising the management powers set forth in Section 5 due to the occurrence of a dissolution event involving the General Partner as described in Section 15 hereof, said management powers shall pass to the person or persons selected by the 201 Limited Partner.

         (b) The assets of the Partnership shall, consistent with Section 16(a), be liquidated as promptly as possible so as to permit distributions in cash, but such liquidation shall be made in an orderly manner so as to avoid undue losses attendant upon liquidation.

         (c) The Partners hereby agree that, notwithstanding the provisions of the Act and any other laws, the proceeds of liquidation and all other assets of the Partnership shall be applied and distributed in the following order of priority:

                  (i) in payment of the expenses of liquidation;

                  (ii) in payment of debts of the Partnership to creditors other than the Partners;

                  (iii) in payment of debts of the Partnership to Partners who are also creditors;

                  (iv) to establish reserves deemed reasonable for the ultimate discharge of contingent, unliquidated or unforeseen liabilities or obligations of the Partnership;

                  (v) to those Partners having positive Capital Account balances in proportion to such positive balances until such balances equal zero; and

                  (vi) to the Partners in proportion to their respective Percentage Interest in the Partnership.

         The intent and purpose of this Section 16(c) is to modify the priorities of distribution set forth in the Act to reflect the understanding and agreement of the Partners.

         Such distributions shall be made by the end of the Partnership year in which the liquidation occurs (or, if later, within ninety (90) days after the date of such liquidation).

         (d) In the event that complete liquidation of the assets of the Partnership within the period of time prescribed for distributions in Section 16(c) proves impractical, assets of the partnership other than cash may be distributed to the Partners in kind but, without limitation, only after all cash and cash-equivalents received by the Partnership in a liquidating sale pursuant to this Section have first been distributed. Any asset distributed in kind pursuant to this subparagraph (d) shall be distributed to the Partners, valued at fair market value, in accordance with their Capital Accounts as determined after (i) application of Section 7 of this Agreement; (ii) reduction for distributions of cash and cash equivalents pursuant to Section 16(b); and (iii) the adjustments to reflect the amount of income, gain, or loss which the Partnership would have recognized if such assets had been sold.

         (e) If the General Partner deems it necessary to provide for payments of known or contingent or unforeseen liabilities of the Partnership after the expiration of the time period prescribed for distributions in Section 16(c), then the General Partner may arrange for such payments out of the assets of the Partnership in any manner that does not violate the requirements of Treas. Reg.
Section 1.704-l(b)(2)(ii)(b)(2).

         (f) In connection with the termination of the Partnership, the Partnership's accountants shall prepare and furnish to each Partner a statement setting forth the assets and liabilities for the Partnership as of the date of complete liquidation.

         (g) Upon dissolution of the Partnership, the General Partner shall contribute to the Partnership an amount of money equal to the deficit balance, if any, in its Capital Account. Any contributions required under this subparagraph (g) shall be made no later than a date that will permit such contributions to be distributed among the Partners in accordance with the provisions of this Section 16 within the time period provided for such distribution in Section 16(c).

Section 17.        RESTRICTIONS ON TRANSFER OF LIMITED PARTNER'S INTEREST.

         (a) CONDITIONS TO TRANSFER. Except in connection with a Permitted Transfer, the Limited Partners may not assign all or any portion of its interest in the Partnership without the prior written consent of the General Partner, not to be unreasonably withheld. In no event shall the consent of the General Partner be given unless such assignee has:

                  (i) accepted and adopted, in form satisfactory to the General Partner, all terms and provisions of this Agreement as the same may have been amended;

                  (ii) executed a power of attorney substantially identical to that contained in Section 19;

                  (iii) provided an opinion of counsel, in form and substance satisfactory to counsel for the Partnership, that neither the offering nor assignment of the Limited Partner's interest in the Partnership violates any provision of any federal or state securities or comparable law, and that such transfer will not cause the termination of the Partnership for federal income tax purposes;

                  (iv) executed a statement in form and substance satisfactory to the General Partner that it is acquiring such interest for its own account for investment, and not with a view to distribution thereof;

                  (v) executed such other documents or instruments as the General Partner may reasonably require in order to effectuate such assignment of such interest in the Partnership; and

                  (vi) paid to the Partnership such reasonable expenses as may be incurred in connection with such assignment.

         Upon such consent to transfer by the General Partner, but not otherwise, such assignee shall, with respect to the interest in the Partnership so assigned, be admitted to the Partnership and become a substituted limited partner therein. If the General Partner consents to such assignment or transfer, it shall cooperate with the Limited Partner and execute such deeds and other documents and take such other action as may be necessary or appropriate to effectuate the proposed transfer or assignment. Any purported assignment not in compliance with this Section 17 shall be void unless consented to in writing by the General Partner.

         (b) NOTICE AND GENERAL PARTNER'S RIGHT OF FIRST REFUSAL. In the event that a Limited Partner shall propose to assign or transfer its interest in the Partnership to any other person or entity, but not in the event of a Limited Partner's assignment or transfer to an Affiliate as defined below, such Limited Partner shall notify the General Partner, referring to this Section 17(b), setting forth the price and other material terms and conditions of the proposed assignment or transfer and offering to sell such interest to the General Partner for the same purchase price, and upon the same terms and conditions as in the proposed assignment or transfer, or alternatively, requesting the General Partner's consent to such assignment or transfer in accordance with paragraph (a) of this Section 17. The General Partner, upon such notification, shall within (30) days of receipt of such notice, either (i) purchase the Limited Partner's interest in the Partnership for the same purchase price and upon other terms and conditions no less favorable than those contained in the notice of proposed assignment or transfer, or (ii) grant its approval to such proposed assignment or transfer or (iii) withhold its approval to such proposed assignment or transfer, subject to the terms of Section 17(a) above. If the General Partner fails to respond within such thirty (30) day period, the General Partner will be deemed to have consented to such proposed assignment or transfer.

         (c) PERMITTED TRANSFERS. Notwithstanding the foregoing and subject to
Section 17(d) below, (i) any bona fide financing or capitalization, including a public offering of the common stock of a Limited Partner shall not be deemed to be an assignment hereunder, and (ii) the Limited Partners shall have the right to assign their respective interests in the Partnership, or any portion thereof, without General Partner's consent to any affiliate of the Limited Partner, or to any entity which results from a merger, reorganization or consolidation of a Limited Partner, or to any entity which acquires substantially all of the stock or assets of a Limited Partner as a going concern (hereinafter each a "Permitted Transfer"). For purposes of the preceding sentence, an "Affiliate" of a Limited Partner shall mean any entity in which the Limited Partner owns at least a twenty-five percent (25%) equity interest, any entity which owns at least a twenty-five (25%) equity interest in the Limited Partner and/or any entity which is related to the Limited Partner by a chain of ownership interests involving at least twenty-five percent (25%) equity interest at each level in the chain. The General Partner shall have no right to exercise its rights of first refusal in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer. The transferee under such Permitted Transfer shall be and remain subject to all of the terms and provisions of this Agreement.

         (d) LENDER'S APPROVAL. Any transfer of the Limited Partners' interest in the Partnership, including any Permitted Transfer, shall be subject to any restrictions on transfer imposed by any loan agreement with any lender to the Partnership.

Section 18.       LIABILITIES.

         (a) No Partner shall be liable to any other Partner or to the Partnership for any damages except where such damages are caused by bad faith, willful misconduct or gross negligence of a Partner. The Partnership shall indemnify and hold harmless each Partner from any damage incurred by said Partner by reason of any act or omission performed or omitted by said Partner for or on behalf of the Partnership except for damages caused by bad faith, willful misconduct or gross negligence.

         (b) No stockholder, partner, affiliate or controlling person of a Partner shall have any liability whatsoever to any person for any liability of the Partnership or any Partner.

         (c) Except as otherwise provided in this Agreement, the Limited Partners shall not be liable for the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partners shall be liable to the extent of its capital interests in the Partnership, but shall not be required to lend any funds to the Partnership.

Section 19.        EXECUTION OF ADDITIONAL DOCUMENTS.

         Upon request of the General Partner, the Limited Partners shall promptly execute all certificates and other documents necessary or desirable for the General Partner to accomplish all such filing, recording, publication and other acts as it determines may be appropriate to comply with (i) the requirements for the formation, operating, amendment or dissolution, as the case may be, of a limited partnership under the laws of the State of California, and
(ii) similar requirements of applicable law in all other jurisdictions where the Partnership proposes to conduct business.

Section 20.       OPTION TO PURCHASE BY ITS LIMITED PARTNER.

         (a) At anytime thirty-six (36) months after the date of this Agreement and before the last fifteen (15) months of the Lease term as from time to time extended ("Option Period"), ITS Limited Partner shall have the right to purchase all or part of the Limited Partnership interest(s) of the other Partner(s) in the Partnership ("Option"). ITS Limited Partner shall exercise the Option by giving written notice to each of the Partners specifying the percentage Limited Partnership interest to be purchased, the purchase price and the date of purchase which date shall be not sooner than sixty (60) days, and not later than ninety (90) days after the date the notice is given to the Partners. The Option may be exercised by ITS Limited Partner one or more times during the Option Period provided, however, that under each exercise at least ten percent (10%) of each Partner's limited partnership interest in the Partnership is purchased and that the same percentage of each Partner's total limited partnership interest is purchased from each Partner. Should ITS Limited Partner purchase, at any time, all the limited partnership interest(s) held by the 201 Limited Partner, it shall, concurrent with such purchase, purchase the entire Partnership interest held by the General Partner, Inc. on the same terms as those set forth in this
Section 20 for the acquisition of limited partnership interests, and the General Partner shall sell its Partnership interest to the ITS Limited Partner on such terms. Notwithstanding any other provisions of this Agreement, the ITS Limited Partner shall under no circumstances exercise its Option under this Section 20 prior to that date upon which the Construction Financing has been fully repaid.

         (b) The purchase price for the Partnership interest shall be calculated by adding the base rent from the Lease and all other leases and sources of revenue generated by the Property scheduled for the consecutive twelve (12) month period commencing ninety (90) days from the date the Option notice is given (for premises at the Property not leased, rental revenue shall be based upon projected fair market rental rates for the subject twelve month period for office and laboratory research and development space in the area that the Property is located), the sum of which is divided by the Capitalization Rate, less (i) Partnership debt, unsecured or secured by the Partnership assets, less
(ii) the Unrepaid Capital Contribution of the Partners, multiplied by (iii) the percentage interest to be purchased by ITS Limited Partner, allocated (iv) among the selling

Partners in accordance with their Percentage Interests. The foregoing capitalization rates shall be subject to adjustment as provided in Section 20(h) below. In addition, for each percentage of Partnership interest acquired, ITS Limited Partner shall pay to the selling Partners an equal percentage of the selling Partners' Unpaid Capital Contribution. For purposes of example only, attached as Exhibit E hereto is a hypothetical example of the calculation of the purchase price for the Partnership interest. If the Partners are unable to agree on the fair market rental value of any unleased space, then within twenty (20) days after receipt of the exercise notice, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years experience appraising similar commercial properties in the County in which the Property is located to appraise and set the Fair Market Rental for the unleased premises for the subject twelve (12) month period. If either party fails to appoint an appraiser within the allotted time, the single appraiser appointed by the other party shall be the sole appraiser. If an appraiser is appointed by each party and the two appraisers so appointed are unable to agree upon a Fair Market Rental within thirty (30) days after the appointment of the second, the two appraisers shall appoint a third similarly qualified appraiser within ten (10) days after expiration of such 30-day period; if they are unable to agree upon a third appraiser, then either party may, upon not less than five (5) days notice to the other party, apply to the Presiding Judge of the Superior Court of the County in which the Property is located for the appointment of a third qualified appraiser. Each party shall bear its own legal fees in connection with appointment of the third appraiser and shall bear one-half of any other costs of appointment of the third appraiser and of such third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted for either party in any capacity. Within thirty (30) days after the appointment of the third appraiser, the third appraiser shall set the Fair Market Rental for said twelve month period by selecting the appraised value determined by the first two appraisers which is closest to his own determination, and shall so notify the parties, which determination shall be binding on the parties and shall be enforceable in any further proceedings relating to this exercise of the purchase rights. For purposes of this Section 20(b), the "FAIR MARKET RENTAL" of the unleased premises shall be determined with reference to the then projected market rental rates for properties in the City of San Carlos with interior improvements and common area improvements comparable to those then existing in the unleased premises. For purposes of this Agreement, "Capitalization Rate" shall be ten and one-half percent (10.5%) if the Option is exercised prior to the end of the fifth year after the date of this Agreement and ten and three-quarters percent (10.75%) if the Option is exercised following the end of the fifth year after the date of this Agreement; PROVIDED HOWEVER, if the 201 Limited Partner elects the "Warrant Payment Alternative" (as described in subsection (h) hereof), the Capitalization Rate shall be ten and three-quarters percent (10.75%) if the Option is exercised prior to the end of the fifth year after the date of this Agreement and eleven percent (11.00%) if the Option is exercised following the end of the fifth year after the date of this Agreement.

         (c) The closing of the purchase and sale contemplated by this Section 20 shall occur at the principal place of business of the Partnership (or at such other place selected by the Partners) at the time and on the date set forth in the exercise notice. At the closing, the Partners shall execute and deliver all such assignments of partnership interests and other documents and take such further action as shall be necessary or appropriate to consummate the purchase and sale. The purchase price shall be paid by certified or bank check or by wire transfer of immediately available funds.

         (d) If any Partner which is the selling party fails to perform its obligations contained in Section 20, ITS Limited Partner may, in addition to its other remedies set forth in this Agreement (but subject to the limitation on liability contained in Section 18) enforce its rights under Section 20 by action for specific performance.

         (e) All expenses in connection with the purchase and sale contemplated by this Section 20 shall be paid by ITS Limited Partner, except that each Partner shall pay its own legal fees.

         (f) In the event ITS Limited Partner purchases the entire interest of the Partners, in lieu of purchasing the interest of the selling party in the Partnership, ITS Limited Partner may elect to cause the Partnership to convey and transfer the assets of the Partnership to ITS Limited Partner or its designee provided that ITS Limited Partner (i) pays all transfer taxes, recording fees, title insurance, escrow fees and other costs in connection with such conveyance and transfer, and (ii) such conveyances and transfers shall not cause adverse tax or other adverse financial consequences to the selling Partners.

         (g) The exercise of the purchase rights granted under this Section 20 shall be subject to the approval of any lender of the Partnership. The General Partner agrees to use commercially reasonable efforts to obtain the pre-approval of ITS Limited Partner as a permitted assignee from any permanent financing lender at the Property.

         (h) In connection with the Option, the ITS Limited Partner shall issue to the General Partner and the 201 Limited Partner, in proportion to their respective interests in the Partnership, warrants ("Warrants") in the unregistered common stock of the ITS Limited Partner ("Shares") entitling the General Partner and the 201 Limited Partner to purchase a combined total of ten thousand (10,000) Shares at a price equal to the closing price of the Shares on the day preceding the date the Partnership acquires title to Property. On or prior to the date three (3) days prior to the closing date of the purchase and sale of any limited partnership interest pursuant to the Option, the 201 Limited Partner shall provide written notice to the ITS Limited Partner of its election of the "Warrant Payment Alternative." In the event such election is made, the Capitalization Rate with respect to the Partnership interests acquired upon such exercise of the Option shall be adjusted as set forth in subsection (b) hereof and a percentage of the Warrants equal to the percentage of the Partnership interests acquired pursuant to the exercise of the Option shall become exercisable upon the closing and sale of the limited partnership interests pursuant to such exercise of the Option. To the extent any proportion of the Warrants become exercisable as a result of the 201 Limited Partner's election of the Warrant Payment Alternative, such proportion of the Warrant shall expire upon the earlier of (i) the date six (6) years from the date of the closing and sale of the purchase of the limited partnership interests pursuant to such exercise of the Option or (ii) a change of control of the ITS Limited Partner (as defined in the Warrant). In the event that the 201 Limited Partner does not provide notice of its election of the Warrant Payment Alternative as set forth above, the 201 Limited Partner shall be deemed not to have elected the Warrant Payment

Alternative. Nothing contained in the Section shall be construed as requiring the selling Partners to exercise any or all of their rights under the Warrants. The Warrants shall be in the form attached hereto as Exhibit F. Notwithstanding anything to the contrary set forth herein, the terms and conditions of the Warrant shall be governed by the terms thereof.

Section 21.       EXECUTION OF DOCUMENTS.

         Subject to the terms hereof, each Partner shall execute and deliver any and all other instruments and documents and do such other acts as may be necessary and appropriate to advance the business and achieve the goals of the Partnership.

Section 22.       SUCCESSORS AND ASSIGNS.

         Except as otherwise set forth in this Agreement, the terms, covenants and agreements herein contained shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

Section 23.       NOTICE.

         Any notice or communication required or referred to herein shall be in writing and transmitted by personal delivery or by registered or certified mail, postage prepaid, or by Federal Express or other nationally recognized overnight courier service, addressed to such Partner at the address set forth below or to such other address as such Partner may hereafter designate to the other Partners in accordance herewith.

         If to General Partner:            SciMed Prop III, Inc.
                                           c/o Bernardo Property Advisors, Inc.
                                           11440 W. Bernardo Court, Suite 208
                                           San Diego, CA  92127

         If to the 201 Limited Partner:    201 Industrial Partnership
                                           c/o Bernardo Property Advisors, Inc.
                                           11440 W. Bernardo Court, Suite 208
                                           San Diego, California  92127

         With a Copy to:                   Seltzer Caplan McMahon Vitek
                                           2100 Symphony Towers
                                           750 B Street, Suit
                                           San Diego, CA  92101
                                           Attention: David Dorne, Esq.

         If to the ITS Limited Partner:    Inhale Therapeutic Systems, Inc.
                                           150 Industrial Road
                                           San Carlos, California  94070
                                           Attention: Brigid Makes

         With a Copy to:                   Inhale Therapeutic Systems, Inc.
                                           150 Industrial Road
                                           San Carlos, California 94070
                                           Attention:  Sharron Reiss-Miller

         With a Copy to:                   150 Industrial Road
                                           San Carlos, California  94070
                                           Attention: Robert A. Donnally, Esq.

         With a Copy to:                   Cooley Godward, LLP
                                           One Maritime Plaza, 20th Floor
                                           San Francisco, CA 94111-3580
                                           Attention: Anna B. Pope. Esq.

         Any notice shall be deemed to have been given on the day next following the day of such deliver, mailing or deposit with a courier service.

Section 24.       REPRESENTATION AND WARRANTY.

         Each party hereby represents and warrants that this Agreement has been duly authorized by all requisite action on the part of such party and is a legal, valid and binding obligation of such party.

Section 25.       GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 26.       ENTIRE AGREEMENT.

         This Agreement (including the exhibits and schedules hereto) contains the entire understanding between the parties and supersedes any prior written or oral agreements or understandings between them with respect to the within subject matter. This Agreement may be amended or modified only by an instrument in writing signed by the party against whom the provisions of the amendment or modification are asserted.

Section 27.       CAPTIONS.

         Section titles contained in this Agreement are inserted only for reference and in no way define, limit, extend or describe the scope or intent of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GENERAL PARTNER                            201 LIMITED PARTNER

SciMed Prop III, Inc.,                     201 Industrial Partnership,
a California corporation                   a California general partnership

By:                                        By:
         ------------------------                   ------------------------
Title:                                     Title:
         ------------------------                   ------------------------
Date:                                      Date:
         ------------------------                   ------------------------
By:                                        By:
         ------------------------                   ------------------------
Title:                                     Title:
         ------------------------                   ------------------------
Date:                                      Date:
         ------------------------                   ------------------------

                                           ITS LIMITED PARTNER

                                           INHALE THERAPEUTIC SYSTEMS, INC.
                                           a Delaware corporation

                                           By:
                                                    ------------------------
                                           Title:
                                                    ------------------------
                                           Date:
                                                    ------------------------
                                           By:
                                                    ------------------------
                                           Title:
                                                    ------------------------
                                           Date:
                                                    ------------------------

                             EXHIBIT A

                      Property Legal Description

All that certain real property in the State of California, County of San Mateo, City of San Carlos more particularly described as follows:

ALL LANDS LYING WITHIN THE EXTERIOR BOUNDARIES OF THAT MAP ENTITLED "REVERSION TO ACREAGE OF THE LANDS OF ARNDT ELECTRONICS LYING WITHIN THE COUNTY OF SAN MATEO, BEING PARCELS 1,2,3 AND 4 AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN VOLUME 51 OF PARCEL MAPS AT PAGE 71 RECORDS OF SAN MATEO," FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 6, 1986 IN VOLUME 58 OF PARCEL MAPS AT PAGE 13.

ASSESSOR'S PARCEL NOS. 046-020-370    JOINT PLAN NOS.  046-002-020-22A
                       046-020-380                     046-002-020-22-01A
                                                       046-002-020-22-02A
                                                       046-002-020-22-03A
                                                       046-002-020-23A
                                                       046-002-020-23-01A

                                    EXHIBIT B
                        Allocation of Profits, Losses and
                        Other Items Among the Partners of
                        Inhale 201 Industrial Road, L.P.


         1. DEFINITIONS. As used in the Agreement and in this Exhibit B, the following terms shall have the following meanings:

                  1.1 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Calendar Year, after giving effect to the following adjustments:

                           (i) Credit to such Capital Account any amounts which
such Partner is deemed to be obligated to restore pursuant to the penultimate sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                           (ii) Debit to such Capital Account the items
described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  1.2 "CALENDAR YEAR" means (i) the period commencing on the formation of the Partnership and ending on December 31, 2000, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, (iii) any portion of the period described in clauses (i) or (ii) for which the Partnership is required to allocate Profits, Losses, and other items of Partnership income, gain, loss or deduction pursuant to SECTION 3 hereof, or (iv) the period commencing on the immediately preceding January 1 and ending on the date on which all property is distributed to the Partners pursuant to SECTION 16 of the Agreement.

                  1.3 "DEPRECIATION" means, for each Calendar Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Calendar Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Calendar Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Calendar Year bears to such beginning adjusted tax basis; PROVIDED, HOWEVER, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Calendar Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partners.

                  1.4 "GROSS ASSET VALUE" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset
contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the Partners;

                           (ii) The Gross Asset Values of all Partnership assets
shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Partners as of the following times: (A) the acquisition of an interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership property as consideration for all or a portion of the Partner's interest in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); PROVIDED that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Partners reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership;

                           (iii) The Gross Asset Value of any item of
Partnership assets distributed to any Partner shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Partners; and

                           (iv) The Gross Asset Values of Partnership assets
shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or SECTION 3.3(c) hereof; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

                  1.5 "NONRECOURSE DEDUCTIONS" has the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

                  1.6 "NONRECOURSE LIABILITY" has the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                  1.7 "PARTNERSHIP MINIMUM GAIN" has the same meaning as the term "partnership minimum gain" set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  1.8 "PARTNER NONRECOURSE DEBT" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

                  1.9 "PARTNER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  1.10 "PARTNER NONRECOURSE DEDUCTIONS" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                  1.11 "PROFITS" and "LOSSES" mean, for each Calendar Year, an amount equal to the Partnership's taxable income or loss for such Calendar Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

                           (i) Any income of the Partnership that is exempt from
federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross Asset Value of any
Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any disposition of
property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) In lieu of the depreciation, amortization, and
other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Calendar Year, computed in accordance with the definition of Depreciation;

                           (vi) To the extent an adjustment to the adjusted tax
basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii) Notwithstanding any other provision of this
definition, any items which are specially allocated pursuant to SECTION 3.3 or
SECTION 3.4 hereof shall not be taken into account in computing Profits or Losses.

The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to SECTIONS 3.3 AND 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

         2.       CAPITAL ACCOUNTS.

                  2.1 INITIAL CAPITAL ACCOUNTS. The initial capital accounts for each Partner ("CAPITAL ACCOUNT") shall be as follows:

                  PARTNER                                     INITIAL CAPITAL ACCOUNT BALANCE
                  -------                                     -------------------------------
                  General Partner                                      $   400,000

                  201 Limited Partner                                  $   500,000

                  ITS Limited Partner                                  $12,000,000

                  2.2 MAINTENANCE OF CAPITAL ACCOUNTS. The Capital Accounts shall be maintained for each Partner in accordance with the following provisions:

                           (i) To each Partner's Capital Account there shall be
credited (A) such Partner's Capital Contributions, (B) such Partner's distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to SECTION 3.3 or SECTION 3.4 hereof, and (C) the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any property distributed to such Partner. The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note, within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until (and to the extent) principal payments are made on the note, all in accordance with Regulations Section 1.704-1(b)(2)(iv)(d)(2);

                           (ii) To each Partner's Capital Account there shall be
debited (A) the amount of money and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, (B) such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to SECTION 3.3 or
SECTION 3.4 hereof, and (C) the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership;

                           (iii) In the event an interest in the Partnership is
transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and

                           (iv) In determining the amount of any liability for
purposes of subparagraphs (i) and (ii) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partners), are computed in order to comply with such Regulations, the Partners may make such modification, PROVIDED that it is not likely to have a material effect on the amounts distributed to any person pursuant to SECTION 16 of the Agreement upon the dissolution of the Partnership. The Partners also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

         3.      ALLOCATION OF PROFITS AND LOSSES/ SPECIAL ALLOCATIONS.

                 3.1 PROFITS. After giving effect to the special allocations set forth in SECTIONS 3.3 AND 3.4, Profits for any Calendar Year shall be allocated to the Partners as follows:

                           (a) First, one hundred percent (100%) to the General
Partner in an amount equal to the excess, if any, of (i) the cumulative Losses allocated to the General Partner pursuant to SECTION 3.2(d) hereof for all prior Calendar Years, over (ii) the cumulative Profits allocated to the General Partner pursuant to this SECTION 3.1(a) for all prior Calendar Years;

                           (b) Second, to all Partners in an amount equal to the
excess, if any, of (i) the cumulative Losses allocated to all Partners under
Section 3.2(c) for all prior Calendar Years, over (ii) the cumulative Profits allocated to all Partners under this Section 3.1(b) for all prior Calendar Years.

                           (c) Third, to the ITS Limited Partner in an amount
equal to the excess, if any, of (i) the cumulative Actual Preferred Return paid to the ITS Limited Partner under Section 6(c) of the Agreement for all prior Calendar Years, over (ii) the cumulative Profits allocated the ITS Limited Partner pursuant to this Section 3.1(c) for all prior Calendar Years; and

                           (d) The balance, if any, in proportion to the
Percentage Interests of the Partners.

                  3.2 LOSSES. After giving effect to the special allocations set forth in SECTIONS 3.3 AND 3.4 and subject to SECTION 3.5, Losses for any Calendar Year shall be allocated to the Partners as follows:

                           (a) First, in proportion to the Percentage Interests
of the Partners in an amount equal to the excess, if any, of (i) the cumulative Profits allocated to the Partners pursuant to SECTION 3.1(d) hereof for all prior Calendar Years, over (ii) the cumulative Losses allocated to the Partners pursuant to this SECTION 3.2(a) for all prior Calendar Years; and

                           (b) Second, to the ITS Limited Partner in an amount
equal to the excess, if any, of (i) the cumulative Profits allocated to the ITS Limited Partner under Section 3.1(c) hereof for all prior Calendar Years, over
(ii) the cumulative Losses allocated to the ITS Limited Partner pursuant to this
Section 3.2(b) for all prior Calendar Years; and

                           (c) Third, in proportion to the Capital Account
Balances of the Partners, provided that Losses shall not be allocated pursuant to this Section 3.2(c) to the extent such allocation would cause any Limited Partner to have an Adjusted Capital Account Deficit at the end of such Calendar Year; and

                           (d) The balance, if any, one hundred percent (100%)
to the General Partner.

                  3.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                           (a) MINIMUM GAIN CHARGEBACK. Except as otherwise
provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this SECTION 3, if there is a net decrease in Partnership Minimum Gain during any Calendar Year, each Partner shall be specially allocated items of Partnership income and gain for such Calendar Year (and, if necessary, subsequent Calendar Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Regulations. This SECTION 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                           (b) PARTNER MINIMUM GAIN CHARGEBACK. Except as
otherwise provided in Section 1.704-2(i) (4) of the Regulations, notwithstanding any other provision of this SECTION 3, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Calendar Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i) (5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Calendar Year (and, if necessary, subsequent Calendar Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Regulations. This SECTION 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                           (c) QUALIFIED INCOME OFFSET. In the event any Partner
unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this SECTION 3.3(c) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this SECTION 3 have been tentatively made as if this SECTION 3.3(c) were not in the Agreement.

                           (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions
for any Calendar Year shall be specially allocated to the Partners in proportion to their respective Percentage Interests.

                           (e) PARTNER NONRECOURSE DEDUCTIONS. Any Partner
Nonrecourse Deductions for any Calendar Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                           (f) SECTION 754 ADJUSTMENTS. To the extent an
adjustment to the adjusted tax basis of any Partnership asset, pursuant to Code
Section 734(b) or Code Section 743(b) is required, pursuant to Regulations
Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner's interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                  3.4 CURATIVE ALLOCATIONS. The allocations set forth in SECTIONS 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f) AND 4.5 (the "REGULATORY
ALLOCATIONS") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this SECTION 3.4. Therefore, notwithstanding any other provision of this SECTION 3 (other than the Regulatory Allocations), the Partners shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to SECTIONS 3.1 AND 3.2.

                  3.5 LOSS LIMITATION. Losses allocated pursuant to SECTION 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Calendar Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to SECTION 3.2 hereof, the limitation set forth in this SECTION
3.5 shall be applied on a Partner-by-Partner basis and Losses not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partner's Capital Accounts so as to allocate the maximum permissible Losses to each Partner under
Section 1.704-1(b)(2)(ii)(d) of the Regulations.

                  3.6 OTHER ALLOCATION RULES.

                           (a) For purposes of determining the Profits, Losses,
or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as approved by the Partners using any permissible method under Code Section 706 and the Regulations thereunder.

                           (b) Solely for purposes of determining a Partner's
proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are in proportion to their Percentage Interests.

                           (c) In the event any Partner's Percentage Interest
changes during a Calendar Year for any reason, including the transfer of any interest in the Partnership or an adjustment of the Partner's Percentage Interests, hereunder, the allocations of Profits, Losses, and other items of income and deduction under this SECTION 3 shall be adjusted as necessary to reflect the varying interests of the Partners during the Calendar Year in accordance with Code Section 706(d) using an interim closing of the books method as of the date of such changes.

                  3.7 TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using the traditional method of allocation under Regulations Section 1.704-3(b). The Partners, without having to amend this Agreement, can approve the use of any other allocation method provided for under Regulations Section 1.704-3.

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

         Any elections or other decisions relating to such allocations shall be made by the Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this SECTION 3.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

                                    EXHIBIT C

                             [INTENTIONALLY DELETED]

                                    EXHIBIT D
                           Illustration of Calculation
                           Of Actual Preferred Return

                               EXHIBIT "D"

         Illustration of calculation of Actual Preferred Return

Assumptions:
   Interest Rate for Actual Preferred Return and Construction Interest Carry    10.50%
   Max number of Months of Preferred Return per Phase                           12.00
   Tenant Improvement Allowance draw limited to 12 month period
   Rent credit will be paid:

   -    after payment of all debt service;
   -    only from available cash flow otherwise accrued;
   -    paid on a monthly basis over a 12 month schedule;
   - only paid after the Actual Preferred Return has been determined and commences month following Actual Preferred Return determination.


Example for phase 2A
   Tenant Improvement Allowance             $5,496,500
   Monthly Preferred Return                 $   48,094  (T.I. Allowance X Interest Rate/12 mnths)
   Maximum Preferred Return                 $  577,133
                                            ----------

Tenant Improvement Allowance Draw Schedule (hypothetical)
     Month                              1            2            3            4            5            6            7
     T.I. Draw                   $175,000   $  665,188   $  665,188   $  665,188   $  665,188   $  665,188   $  665,188

     Total T.I. Draw             $175,000   $  840,188   $1,505,375   $2,170,563   $2,835,750   $3,500,938   $4,166,125
     Interest Carry                           1,531.25     7,351.64    13,172.03    18,992.42    24,812.81    30,633.20




     Month                              8            9        Total
     T.I. Draw                 $  665,188   $  665,188   $5,496,500

     Total T.I. Draw           $4,831,313   $5,496,500
     Interest Carry             36,453.59    42,273.98   $  175,221




   Maximum Preferred Return                 $  577,133
   Less Interest Carry                      $  175,221
   Actual Preferred Return                  $  401,912  (Max Preferred Return less interest carry)
   Monthly Preferred Return                  33,492.63  (Total Preferred Return/ 12 months)
                                            ----------

Example for phase 2B
   Tenant Improvement Allowance             $5,605,000
   Monthly Preferred Return                 $   49,044   (T.I. Allowance X Interest Rate / 12 mnths)
   Maximum Preferred Return                 $  588,525
                                            ----------


Tenant Improvement Allowance Draw Schedule (hypothetical)
     Month                              1            2            3            4            5            6            7
     T.I. Draw                   $      -   $        -   $        -   $        -   $1,000,000   $1,151,250   $1,151,250

     Total Draw                  $      -   $        -   $        -   $        -   $1,000,000   $2,151,250   $3,302,500
     Interest Carry                     -            -            -            -            -     8,750.00    18,823.44




     Month                                8            9        Total
     T.I. Draw                   $1,151,250   $1,151,250   $5,605,000

     Total Draw                  $4,453,750   $5,605,000
     Interest Carry               28,896.88    38,970.31   $   95,441








Maximum Preferred Return                    $   588,525
Less Interest Carry                         $    95,441
Actual Preferred Return                     $   493,084  (Max Preferred Return less interest carry)
Monthly Preferred Return                      41,090.36  (Total Preferred Return/ 12 months)
                                            -----------

                                    EXHIBIT E
                  Illustration of Calculation of Purchase Price

A.   Assumptions

-    Total scheduled Property revenue (including
     fair market value of unleased space) for
     consecutive 12 month period commencing 90
     days from option notice date                    $7,500,000
-    Capitalization rate                             10.5%
-    Partnership debt                                $54,000,000
-    Total Unpaid Capital Contribution               $12,900,000
-    Partnership percentage purchased                10%
-    Selling Partners' Unpaid Capital Contribution   $900,000


Capitalization calculation                           $7,500,000 /10.5% = $71,428,571

Property Value                                                $71,428,571
         less Partnership debt                                -54,000,000
         less unpaid capital                                  -12,900,000
                                                              -----------
Total Equity                                                  $ 4,528,571
Percentage Purchased                                                  10%
                                                              -----------
Paid to Selling Partners                                      $   452,857
Partial return of Sellers' Unpaid Capital
     Contribution*                                                 90,000
                                                              -----------
Total Paid to Selling Partners                                $   542,857


*For each percentage interest acquired in the Partnership, ITS Limited Partner shall pay to the Selling Partners an equal percentage of its Unpaid Capital Contribution.

                                                                  EXHIBIT F

                                                                 NO. CW-____

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT') OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                     WARRANT TO PURCHASE UP TO 9,804 SHARES
                               OF COMMON STOCK OF
                        INHALE THERAPEUTIC SYSTEMS, INC.

     This certifies that 201 Industrial Partnership, a California general partnership, or its assigns (the "Holder"), for value received, is entitled to purchase from INHALE THERAPEUTIC SYSTEMS, INC. a Delaware corporation located at 150 Industrial Road, San Carlos CA 94070 (the "Company"), a number of shares of fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") as determined in accordance with Section 1 hereof, not to exceed 9,804 shares (the "Maximum Shares"), for cash at a price equal to $_______ (the "Stock Purchase Price") at such times as determined in accordance with Section 2 hereof and, with respect to any Vested Shares (as defined herein) prior to the earlier of (i) the closing (after the Exercise Date (as defined herein) with respect to such Vested Shares) of (A) a sale of substantially all of the assets of the Company; (B) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (C) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (D) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred (a "Change of Control") or (ii) six (6) years from such Exercise Date, such earlier day being referred to herein as the "Expiration Date," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

     Capitalized terms used herein and not defined shall have the meaning set forth in the Agreement of Limited Partnership of Inhale 201 Industrial Road, L.P. (the "Partnership Agreement"). This Warrant is subject to the following terms and conditions:

     1. VESTED SHARES. At any given time, this Warrant shall be exercisable for only such number of shares of Common Stock that are "Vested Shares." At any time during the term of this Warrant, the number of Vested Shares shall be determined by the following equation:

                  V        =        (P*M) - E

Where             V =      the number of Vested Shares;

                  P = the total percentage of the Holder's (or Holder's successor in interests) Limited Partnership interests which have been purchased pursuant to the exercise of the Option under the Warrant Payment Alternative set forth in Section 20 of the Partnership Agreement;

                  M = the Maximum Shares (as adjusted pursuant to Section 6 hereof); and

                  E = the number of shares previously issued upon exercise of this Warrant (or any predecessor Warrant), including any additional shares canceled as a result of any exercise pursuant to Section 3 hereof, (as adjusted for stock dividends, combinations, splits and recapitalizations and the like with respect to such shares).

For purposes of example only, attached as Exhibit A hereto are hypothetical examples of the calculation of Vested Shares.

     2. EXERCISE DATE. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time after the Exercise Date with respect to the Vested Shares being acquired and prior to the Expiration Date with respect to such Vested Shares for all or any part of the Vested Shares (but not for a fraction of a share) which may be purchased hereunder. The Exercise Date with respect to any shares issuable pursuant to this Warrant shall be the date which such shares shall initially become Vested Shares. To the extent this Warrant is exercised in part, the Holder shall be deemed to have acquired those Vested Shares with the earliest Exercise Date first (provided such exercise is prior to the Expiration Date with respect to such Vested Shares).

     3. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of

                                       2.

such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

     Where X = the number of shares of Common Stock to be issued to the Holder

                               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                               B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be the average closing price of the Company's Common Stock for the ten trading days preceding the date of exercise.

     4. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

     5. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or

                                       3.

transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 6 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation.

     6. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

        6.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

        6.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

            (A) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

            (B) any cash paid or payable otherwise than as a cash dividend, or

                                       4.

            (C) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        6.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets or other transaction (other than a Change in Control which occurs after the Exercise Date) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

        6.4 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

                                       5.

        6.5 NOTICES OF CHANGE. The Company shall give written notice to the Holder at least 10 business days prior to the date on which a Change of Control or Organic Change shall take place.

     7. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

        7.1 PURCHASE FOR OWN ACCOUNT. Holder represents that it is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the "SECURITIES") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

        7.2 INFORMATION AND SOPHISTICATION. Holder acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder. Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

        7.3 ABILITY TO BEAR ECONOMIC RISK. Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

        7.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

            (A) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (B) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

            (C) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by gift, will or

                                       6.

intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holder hereunder.

            (D) Each certificate representing Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (E) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. The Company shall pay the reasonable fees and expenses of such counsel in rendering such opinion, not to exceed $5,000.

        7.5 ACCREDITED INVESTOR STATUS. Holder is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

        7.6 FURTHER ASSURANCES. Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

     8. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     9. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

                                       7.

     10. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     11. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Holder, (the "Restricted Securities"), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Holder's Restricted Securities until the end of such period.

     12. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     13. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

     14. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                                       8.

     15. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

     16. BINDING EFFECT ON SUCCESSORS. To the extent then exercisable, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     17. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     18. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     19. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

     20. EXCHANGE ACT REPORTING. The Company covenants that it shall file any reports required to be filed by it under the Securities Exchange Act of 1934 and that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holder to sell Common Stock without registration under the Act within the limitations of the exemption provided by Rule 144 promulgated under the Act. Upon the request of any Holder, the Company shall deliver to such Holder, so long as Holder owns any of the Securities, a written statement as to whether it has complied with such requirements.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       9.

     IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed by their officers, thereunto duly authorized this ______ day of September, 2000.

                                              INHALE THERAPEUTIC SYSTEMS, INC.
                                              a Delaware corporation


                                              By:_______________________________

                                              Title:____________________________

ATTEST:

_______________________________
Secretary

AGREED AND ACCEPTED

201 INDUSTRIAL PARTNERSHIP

By: ___________________________

Title:_________________________

                                SUBSCRIPTION FORM

                                                 Date:  _________________, 20___

Inhale Therapeutic Systems, Inc.
150 Industrial Way
San Carlos, CA  94070

Attn:  President

Ladies and Gentlemen:

/_/ The undersigned hereby elects to exercise the warrant issued to it by Inhale Therapeutic Systems, Inc. (the "Company") and dated September _____, 2000 Warrant No. CW-___ (the "Warrant") and to purchase thereunder __________________________________ shares of the Common
         Stock of the Company (the "Shares") at a purchase price of ___________________________________________ Dollars ($__________) per
         Share or an aggregate purchase price of
         __________________________________ Dollars ($__________) (the "Purchase
         Price").

         Pursuant to the terms of the Warrant the undersigned has delivered the Stock Purchase Price herewith in full in cash or by certified check or wire transfer.

/_/ The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of Section 3 of the Warrant.

                                                    Very truly yours,
                                                    ____________________________

                                                    By:_________________________

                                                    Title:______________________

                                    EXHIBIT A

                       VESTED SHARES CALCULATION SCENARIOS

ASSUMPTION:       10,000 SHARE WARRANT

SCENARIO 1

Step 1: Inhale purchases 10% of LP interests and LP elects the Warrant Payment Alternative

Step 2: Inhale subsequently purchases another 30% of the LP interests and LP elects the Warrant Payment Alternative

RESULT:

After Step 1, the number of Vested Shares equals 1,000 shares

       V = (P*M) - E
       1000 = (.10*10,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

After Step 2, the number of Vested Shares equals 4,000 shares

       V = (P*M) - E
       4000 = (.40*10,000)-0

       (note E remains 0 as no shares have been issued upon exercise of Warrant)

SCENARIO 2

Step 1: Inhale purchases 10% of LP interests and LP elects the Warrant Payment Alternative

Step 2:  LP exercises Warrant for 50% of the then Vested Shares

Step 3: Inhale subsequently purchases another 30% of the LP interests and LP elects the Warrant Payment Alternative

                                       2.

RESULT:

After Step 1, the number of Vested Shares equals 1,000 shares

       V = (P*M) - E
       1000 = (.10*10,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

After Step 2, the number of Vested Shares equals 500 shares

       V = (P*M) - E
       500 = (.10*10,000)-500

       (note E=500 as 500 shares have been issued upon exercise of Warrant)

After Step 3, the number of Vested Shares equals 3,500 shares

       V = (P*M) - E
       3,500 = (.40*10,000)-500

       (note E=500 as 500 shares have been issued upon exercise of Warrant)

SCENARIO 3

ADDITIONAL ASSUMPTIONS:
$50.00 EXERCISE PRICE

$100.00 AVERAGE CLOSING PRICE FOR 10 DAYS PRECEDING EXERCISE

Step 1: Inhale purchases 10% of LP interests and LP elects the Warrant Payment Alternative

Step 2: LP exercises Warrant for 50% of the then Vested Shares via Net Issue Election

Step 3: Inhale subsequently purchases another 30% of the LP interests and LP elects the Warrant Payment Alternative

                                       3.

RESULT:

After Step 1, the number of Vested Shares equals 1,000 shares

       V = (P*M) - E
       1000 = (.10*10,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

Upon Exercise of Warrant (Step 2), LP is issued 250 shares

       X = Y (A-B)
           -------
              A

       250 = 500 * (100-50)
             --------------
                  100

       (note that as result of Net Issue Election, 250 shares are cancelled)

After Step 2, the number of Vested Shares equals 500 shares

       V = (P*M) - E 500 = (.10*10,000)-500

       (note E=500 as 500 shares have been issued (including cancelled shares) upon exercise of Warrant)

After Step 3, the number of Vested Shares equals 3,500 shares

       V = (P*M) - E
       3,500 = (.40*10,000)-500

       (note E=500 as 500 shares have been issued (including cancelled shares) upon exercise of Warrant)

                                       4.

                                                                     NO. CW-____

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT') OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                      WARRANT TO PURCHASE UP TO 196 SHARES
                               OF COMMON STOCK OF
                        INHALE THERAPEUTIC SYSTEMS, INC.

     This certifies that SCIMED PROP III, Inc., a California corporation, or its assigns (the "Holder"), for value received, is entitled to purchase from INHALE THERAPEUTIC SYSTEMS, INC. a Delaware corporation located at 150 Industrial Road, San Carlos CA 94070 (the "Company"), a number of shares of fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") as determined in accordance with Section 1 hereof, not to exceed 196 shares (the "Maximum Shares"), for cash at a price equal to $_______ (the "Stock Purchase Price") at such times as determined in accordance with Section 2 hereof and, with respect to any Vested Shares (as defined herein) prior to the earlier of
(i) the closing (after the Exercise Date (as defined herein) with respect to such Vested Shares) of (A) a sale of substantially all of the assets of the Company; (B) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation in which shareholders immediately before the merger or consolidation have, immediately after the merger or consolidation, greater stock voting power); (C) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (other than a reverse merger in which stockholders immediately before the merger have, immediately after the merger, greater stock voting power); or (D) any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred (a "Change of Control") or (ii) six (6) years from such Exercise Date, such earlier day being referred to herein as the "Expiration Date," upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

     Capitalized terms used herein and not defined shall have the meaning set forth in the Agreement of Limited Partnership of Inhale 201 Industrial Road, L.P. (the "Partnership Agreement"). This Warrant is subject to the following terms and conditions:

     1. VESTED SHARES. At any given time, this Warrant shall be exercisable for only such number of shares of Common Stock that are "Vested Shares." At any time during the term of this Warrant, the number of Vested Shares shall be determined by the following equation:

                  V        =        (P*M) - E

Where             V =      the number of Vested Shares;

                  P = the total percentage of the Holder's (or Holder's successor in interests) General Partnership interests which have been purchased pursuant to the exercise of the Option under the Warrant Payment Alternative set forth in Section 20 of the Partnership Agreement;

                  M = the Maximum Shares (as adjusted pursuant to Section 6 hereof); and

                  E = the number of shares previously issued upon exercise of this Warrant (or any predecessor
                           Warrant), including any additional shares canceled as a result of any exercise pursuant to Section 3 hereof, (as adjusted for stock dividends, combinations, splits and recapitalizations and the like with respect to such shares).

For purposes of example only, attached as Exhibit A hereto are hypothetical examples of the calculation of Vested Shares.

     2. EXERCISE DATE. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time after the Exercise Date with respect to the Vested Shares being acquired and prior to the Expiration Date with respect to such Vested Shares for all or any part of the Vested Shares (but not for a fraction of a share) which may be purchased hereunder. The Exercise Date with respect to any shares issuable pursuant to this Warrant shall be the date which such shares shall initially become Vested Shares. To the extent this Warrant is exercised in part, the Holder shall be deemed to have acquired those Vested Shares with the earliest Exercise Date first (provided such exercise is prior to the Expiration Date with respect to such Vested Shares).

     3. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of

                                       2.

such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

         Where X = the number of shares of Common Stock to be issued to the Holder

                               Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                               A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                               B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be the average closing price of the Company's Common Stock for the ten trading days preceding the date of exercise.

     4. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

     5. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon

                                       3.

exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 6 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Restated Certificate of Incorporation.

     6. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

        6.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

        6.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

            (A) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

            (B) any cash paid or payable otherwise than as a cash dividend, or

                                       4.

            (C) Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

        6.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or sale of all or substantially all of the Company's assets or other transaction (other than a Change in Control which occurs after the Exercise Date) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

        6.4 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this
Section 6 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment.

                                       5.

        6.5 NOTICES OF CHANGE. The Company shall give written notice to the Holder at least 10 business days prior to the date on which a Change of Control or Organic Change shall take place.

     7. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

        7.1 PURCHASE FOR OWN ACCOUNT. Holder represents that it is acquiring the Warrant and the Common Stock issuable upon exercise of the Warrant (collectively, the "SECURITIES") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

        7.2 INFORMATION AND SOPHISTICATION. Holder acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Securities. Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder. Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

        7.3 ABILITY TO BEAR ECONOMIC RISK. Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

        7.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

            (A) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (B) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

            (C) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by gift, will or

                                       6.

intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holder hereunder.

            (D) Each certificate representing Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

            (E) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the Securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. The Company shall pay the reasonable fees and expenses of such counsel in rendering such opinion, not to exceed $5,000.

        7.5 ACCREDITED INVESTOR STATUS. Holder is an "ACCREDITED INVESTOR" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

        7.6 FURTHER ASSURANCES. Holder agrees and covenants that at any time and from time to time it will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Agreement.

     8. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     9. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

                                       7.

     10. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

     11. MARKET STAND-OFF AGREEMENT. Holder shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock or other securities of the Company held by Holder, (the "Restricted Securities"), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Act. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Holder's Restricted Securities until the end of such period.

     12. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

     13. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

     14. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

                                       8.

     15. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

     16. BINDING EFFECT ON SUCCESSORS. To the extent then exercisable, this Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     17. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

     18. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     19. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

     20. EXCHANGE ACT REPORTING. The Company covenants that it shall file any reports required to be filed by it under the Securities Exchange Act of 1934 and that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holder to sell Common Stock without registration under the Act within the limitations of the exemption provided by Rule 144 promulgated under the Act. Upon the request of any Holder, the Company shall deliver to such Holder, so long as Holder owns any of the Securities, a written statement as to whether it has complied with such requirements.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                       9.

     IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed by their officers, thereunto duly authorized this ______ day of September, 2000.

                                              INHALE THERAPEUTIC SYSTEMS, INC.
                                              a Delaware corporation

                                              By:_______________________________

                                              Title:____________________________

ATTEST:

_______________________________
Secretary

AGREED AND ACCEPTED

SCIMED PROP III, INC.

By:____________________________

Title:_________________________

                                SUBSCRIPTION FORM

                                                 Date:  _________________, 20___

Inhale Therapeutic Systems, Inc.
150 Industrial Way
San Carlos, CA  94070

Attn:  President

Ladies and Gentlemen:

/_/ The undersigned hereby elects to exercise the warrant issued to it by Inhale Therapeutic Systems, Inc. (the "Company") and dated September _____, 2000 Warrant No. CW-___ (the "Warrant") and to purchase thereunder __________________________________ shares of the Common
         Stock of the Company (the "Shares") at a purchase price of ___________________________________________ Dollars ($__________) per
         Share or an aggregate purchase price of
         __________________________________ Dollars ($__________) (the "Purchase
         Price").

         Pursuant to the terms of the Warrant the undersigned has delivered the Stock Purchase Price herewith in full in cash or by certified check or wire transfer.

/_/ The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of Section 3 of the Warrant.

                                                    Very truly yours,
                                                    ____________________________

                                                    By:_________________________

                                                    Title:______________________

                                    EXHIBIT A

                       VESTED SHARES CALCULATION SCENARIOS

ASSUMPTION:  1,000 SHARE WARRANT

SCENARIO 1

Step 1: Inhale purchases 10% of GP interests and GP elects the Warrant Payment Alternative

Step 2: Inhale subsequently purchases another 30% of the GP interests and GP elects the Warrant Payment Alternative

RESULT:

After Step 1, the number of Vested Shares equals 100 shares

       V = (P*M) - E
       100 = (.10*1,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

After Step 2, the number of Vested Shares equals 400 shares

       V = (P*M) - E
       400 = (.40*1,000)-0

       (note E remains 0 as no shares have been issued upon exercise of Warrant)

SCENARIO 2

Step 1: Inhale purchases 10% of GP interests and GP elects the Warrant Payment Alternative

Step 2:  GP exercises Warrant for 50% of the then Vested Shares

Step 3: Inhale subsequently purchases another 30% of the GP interests and GP elects the Warrant Payment Alternative

                                       2.

RESULT:

After Step 1, the number of Vested Shares equals 100 shares

       V = (P*M) - E
       100 = (.10*1,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

After Step 2, the number of Vested Shares equals 50 shares

       V = (P*M) - E
       50 = (.10*1,000)-50

       (note E=50 as 50 shares have been issued upon exercise of Warrant)

After Step 3, the number of Vested Shares equals 350 shares

       V = (P*M) - E
       350 = (.40*1,000)-50

       (note E=50 as 50 shares have been issued upon exercise of Warrant)

SCENARIO 3

ADDITIONAL ASSUMPTIONS:
$50.00 EXERCISE PRICE

$100.00 AVERAGE CLOSING PRICE FOR 10 DAYS PRECEDING EXERCISE

Step 1: Inhale purchases 10% of GP interests and GP elects the Warrant Payment Alternative

Step 2: GP exercises Warrant for 50% of the then Vested Shares via Net Issue Election

Step 3: Inhale subsequently purchases another 30% of the GP interests and GP elects the Warrant Payment Alternative

                                       3.

RESULT:

After Step 1, the number of Vested Shares equals 100 shares

       V = (P*M) - E
       100 = (.10*1,000)-0

       (note E=0 as no shares have been issued upon exercise of Warrant)

Upon Exercise of Warrant (Step 2), GP is issued 25 shares

       X = Y (A-B)
           -------
              A

       25 = 50 * (100-50)
            -------------
                100

       (note that as result of Net Issue Election, 25 shares are cancelled)

After Step 2, the number of Vested Shares equals 50 shares

       V = (P*M) - E
       50 = (.10*1,000)-50

       (note E=50 as 50 shares have been issued (including cancelled shares) upon exercise of Warrant)

After Step 3, the number of Vested Shares equals 350 shares

       V = (P*M) - E
       350 = (.40*1,000)-50

       (note E=50 as 50 shares have been issued (including cancelled shares) upon exercise of Warrant)

                                       4.

                                                                  Exhibit G

                                 PROMISSORY NOTE

$3,000,000.00                                                 September __, 2000
                                                          San Carlos, California

     FOR VALUE RECEIVED, INHALE 201 INDUSTRIAL ROAD, L.P., a California limited partnership ("BORROWER"), hereby promises to pay to the order of INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation ("LENDER"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000.00), plus such additional amounts added to principal pursuant to Section 2, below (the "LOAN"), together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan (and all accrued but unpaid interest thereon) shall be due and payable in full on the "MATURITY DATE," which date shall be the earlier to occur of (i) the date which is fifty-four (54) months after the date of this Note or (ii) the date that the "Construction Financing" (as defined in that certain Contribution Agreement dated as of September __, 2000, by and between Lender and Borrower) is refinanced.

     2. INTEREST.

        2.1 Borrower further promises to pay interest on the outstanding principal amount of the Loan from the date hereof until payment in full, which interest shall be payable at the rate of ten and one-half percent (10.5%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable monthly in arrears not later than the first day of each calendar month for the preceding month and shall be calculated on the basis of a 360-day year for the actual number of days elapsed; provided, however, the during the Deferment Period (as defined below), interest on the Loan shall accrue but shall not be payable. For purposes of this Note, the term "DEFERMENT PERIOD" shall mean any period of time commencing on the date of this Note and ending on the Maturity Date, during which Borrower generates insufficient "OPERATING CASH FLOW" (as defined in Section 8 of that certain Agreement of Limited Partnership of Inhale 201 Industrial Road, L.P., dated as of September __, 2000, by and among SMP III, Scimed Prop III, and Lender and determined on a commercially reasonable basis) from operations to make interest payments.

        2.2 During the Deferment Period, all accrued interest shall, on the date it would otherwise be due (but for the Deferment Period), be added to the principal amount of the Loan and shall thereafter accrue interested as stated herein.

        2.3 After the Deferment Period, any principal repayment or interest payment on the Loan hereunder not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest at twelve percent (12%) per annum or the maximum rate

                                       1.

permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

     3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 150 Industrial Road, San Carlos, California 94070, unless another place of payment shall be specified in writing by Lender.

     4. APPLICATION OF PAYMENTS. Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.

     5. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

        (A) Borrower fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest (subject to the deferment rights provided under Section 2 above) or other amounts due under this Note within five (5) business days of the date the same becomes due and payable;

        (B) Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

        (C) An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (B) or (C) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

     6. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

     7. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                       2.

     8. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

                          BORROWER:

                          INHALE  201  INDUSTRIAL  ROAD,   L.P.,  a  California
                          limited partnership:

                          By SciMed PropIII, Inc., a California corporation, its General Partner

                          By:_______________________________
                             Alan D. Gold
                             President

                          By:_______________________________
                             Gary A. Kreitzer
                             Executive Vice President

                                       3.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Section 1.   Formation, Partners and Name.......................................................................  1

Section 2.   Partnership Purposes...............................................................................  2

Section 3.   Term of Partnership................................................................................  2

Section 4.   Principal Place of Business; Registered Office.....................................................  2

Section 5.   Management.........................................................................................  2

Section 6.   Capital............................................................................................  7

Section 7.   Allocation of Profits and Losses...................................................................  9

Section 8.   Distributions....................................................................................... 9

Section 9.   Admission of Additional Limited Partners........................................................... 10

Section 10.  Actions and Compensation of Partners............................................................... 11

Section 11.  Transactions with Affiliates....................................................................... 11

Section 12.  Books, Records and Financial Reports............................................................... 11

Section 13.  Restrictions on Transfer of General Partner's Interest............................................. 12

Section 14.  Death, Legal Incompetency or Bankruptcy of a Limited Partner....................................... 14

Section 15.  Dissolution Events................................................................................. 14

Section 16.  Winding up, Liquidation and Dissolution............................................................ 15

Section 17.  Restrictions on Transfer of Limited Partner's Interest............................................. 17

Section 18.  Liabilities........................................................................................ 18

                                   TABLE OF CONTENTS - CONTINUED

                                                                                                               PAGE
                                                                                                               ----
Section 19.  Execution of Additional Documents.................................................................. 19

Section 20.  Option to Purchase By ITS Limited Partner.......................................................... 19

Section 21.  Execution of Documents............................................................................. 22

Section 22.  Successors and Assigns............................................................................. 22

Section 23.  Notice............................................................................................. 22

Section 24.  Representation and Warranty........................................................................ 23

Section 25.  Governing Law...................................................................................... 23

Section 26.  Entire Agreement................................................................................... 23

Section 27.  Captions........................................................................................... 24

Exhibit A         Property Legal Description

Exhibit B         Allocation of Profits, Loss and Other Items Among the Partners of
                  Inhale 201 Industrial Road, LP

Exhibit C         [Intentionally Deleted]

Exhibit D         Illustration of Calculation of Actual Preferred Return

Exhibit E         Illustration of Calculation of Purchase Price

Exhibit F         Warrant

Exhibit G         Promissory Note

                                     -ii-